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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-85332 of Environmental Power Corporation on Form S-2 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Boston Massachusetts

June 17, 2002